UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
February 7, 2014

Date of Report (Date of earliest event reported)

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)
4300 North First Street
San Jose, CA 95134
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
On February 4, 2014, the Compensation and Equity Ownership Committee (the “Compensation Committee”) of the Board of Directors of Harmonic Inc. (the “Company”), following a review of the Company’s executive compensation program in conjunction with its outside compensation consultant, approved the adoption of the Harmonic 2014 Executive and Key Contributor Bonus Plan (the “Plan”). The participants in the Plan include the following executive officers of the Company:

Name	Position
Patrick J. Harshman	President and Chief Executive Officer
Carolyn V. Aver	Chief Financial Officer
Charles J. Bonasera	Senior Vice President, Operations
Neven Haltmayer	Senior Vice President, Research and Development
George Stromeyer	Senior Vice President, Worldwide Sales
Under the Plan, payment of a bonus to any participant that is a member of executive management, which includes named executive officers Patrick Harshman, Carolyn Aver, Charles Bonasera and Neven Haltmayer, will be based on performance against a Company revenue target, non-GAAP operating margin target and certain key strategic milestones. With respect to George Stromeyer, our Senior Vice President, Worldwide Sales, payment of a bonus under the Plan will be based on performance against a sales quota target under the Company’s sales incentive plan, as well as the non-GAAP operating margin target and certain key strategic milestones.
A minimum threshold must be exceeded for the revenue and non-GAAP operating margin components of the Plan before any bonus payment will be made with respect to that component. In the event either of these target metrics are surpassed, a participant in the Plan may be awarded a bonus payment up to a maximum of 200% of the portion of participant’s target bonus that is related to that component. In the event of overachievement of Mr. Stromeyer’s sales quota target, Mr. Stromeyer may be awarded a bonus payment greater than 100% of the portion of his target bonus that is related to that component, as calculated under the terms of the Company’s sales incentive plan, with no maximum limit.
The 2014 base salary and target bonus of each executive officer is as follows:

Name	2014 Base Salary	Target Bonus as a % of Base Salary
Patrick J. Harshman	$500,000	125%
Carolyn V. Aver	$365,000	62%
Charles J. Bonasera	$275,000	60%
Neven Haltmayer	$300,000	57%
George Stromeyer	$275,000	100%
Participants in the Plan must remain employed through the date that a bonus is paid in order to qualify for a bonus payment. The Compensation Committee, in its sole discretion, retains the right to amend, supplement, supersede or cancel the Plan for any reason, and reserves the right to determine whether and when to pay out any bonus amounts, regardless of the achievement of the performance targets.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2014	HARMONIC INC.

	By:	/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary